                               FIRST AMENDMENT TO
                                ADDENDUM NO. 1 TO
                            SELECTED DEALER AGREEMENT

     THIS AMENDMENT, dated as of February 15, 2008, is entered into by and between Morgan Stanley & Co. Incorporated ("Dealer") and Morgan Stanley
Distributors Inc. ("Distributor"). This Amendment hereby amends Addendum No. 1
(the "Addendum") to Selected Dealer Agreement (the "Agreement") currently in effect between the parties. Capitalized terms used, but not defined, herein shall have the same meanings as ascribed to them in the Addendum or the
Agreement.

                                   WITNESSETH:
                                   -----------

     WHEREAS, pursuant to the Addendum, Dealer participates in the distribution of Class A shares of the Eligible Funds, as identified on Schedule A to the
Addendum, to its Clients through the Accounts; and

     WHEREAS, the parties now desire that Dealer offer additional Funds through the Accounts.

     NOW, THEREFORE, the parties hereby agree as follows:

1.   Schedule A of the Addendum is hereby deleted, in its entirety, and replaced with new Schedule A attached hereto.

2.   Except as expressly supplemented, amended or consented to hereby, all other provisions of the Addendum and Agreement shall remain in full force and effect without change.

3.   This Amendment shall be effective as of February 19, 2008.

4.   This Amendment may be executed in one or more counterparts, each of which will be an original and all of which, taken together, will be deemed one and the same document.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed by their duly authorized officer.

MORGAN STANLEY & CO. INCORPORATED

By: /s/ Phil Casparius
    ------------------
Name: Phil Casparius
Title: Managing Director
Date:  February 19, 2008

MORGAN STANLEY DISTRIBUTORS INC.

By: /s/ Michael P. Kiley
    --------------------
Name: Michael P. Kiley
Title: President and Chief Executive Officer
Date: February 19, 2008

                                   SCHEDULE A

                             LIST OF ELIGIBLE FUNDS
                            (as of February 19, 2008)

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           MORGAN STANLEY FUND NAME              CLASS     SYMBOL      CUSIP #
---------------------------------------------- --------- ---------- ------------

Capital Opportunities Trust                        A        CPOAX     61747T106
---------------------------------------------- --------- ---------- ------------

Equally-Weighted S&P 500 Fund                      A        VADAX     616957106
---------------------------------------------- --------- ---------- ------------

European Equity Fund                               A        EUGAX     616939104
---------------------------------------------- --------- ---------- ------------

Focus Growth Fund                                  A        AMOAX     616933107
---------------------------------------------- --------- ---------- ------------

Global Advantage Fund                              A        GADAX     61746A108
---------------------------------------------- --------- ---------- ------------

Mid-Cap Value Fund                                 A        MDFAX     617475108
---------------------------------------------- --------- ---------- ------------

Natural Resource Development Securities Inc.       A        NREAX     616950101
---------------------------------------------- --------- ---------- ------------

New York Tax-Free Income Fund                      A        MYFAX     616975108
---------------------------------------------- --------- ---------- ------------

Small-Mid Special Value Fund                       A        JBJAX     61747V101
---------------------------------------------- --------- ---------- ------------

Strategist Fund                                    A        SRTAX     616955100
---------------------------------------------- --------- ---------- ------------

Tax-Exempt Securities Trust                        A        TAXAX     616977104
---------------------------------------------- --------- ---------- ------------

U.S. Government Securities Trust                   A        USGAX     616969101
---------------------------------------------- --------- ---------- ------------